UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2012

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Introduction.

In the third quarter of 2012, we began writing new mortgage insurance in MGIC Indemnity Corporation (“MIC”), a direct subsidiary of our principal subsidiary, Mortgage Guaranty Insurance Corporation (“MGIC”), in those jurisdictions where MGIC was unable to write new mortgage insurance because it did not have active waivers of minimum regulatory capital requirements.

Federal Home Loan Mortgage Corporation’s (“Freddie Mac”) approval of MIC as a limited mortgage insurer, as amended through September 28, 2012, was limited to jurisdictions with minimum regulatory capital requirements that had not been waived and was subject to certain other conditions and limitations, including (1) MGIC Investment Corporation (“Investment”) make a $100 million capital contribution to MGIC by December 1, 2012; (2) substantial agreement to a settlement of our dispute with Freddie Mac and Federal Housing Finance Agency (“FHFA”) regarding the interpretation of certain pool policies be reached on or before October 31, 2012; and (3) the Office of the Commissioner of Insurance of the State of Wisconsin (“OCI”) agree by December 31, 2012 that MIC’s capital will be available to MGIC to support MGIC’s policyholder obligations without segregation of those obligations. On December 1, 2012, MGIC, Freddie Mac and the FHFA are entering into an agreement to settle their dispute concerning the pool policies and on December 3, 2012, all of the three numbered conditions to Freddie Mac’s approval of MIC as a limited mortgage insurer that are listed above will be satisfied. Freddie Mac’s approval of MIC as a limited insurer has been expanded to include additional jurisdictions and is subject to certain conditions and limitations as discussed below.

Fannie Mae’s approval of MIC as an eligible mortgage insurer, as amended through January 19, 2012, was limited to jurisdictions with minimum regulatory capital requirements that had not been waived and was subject to certain other conditions and limitations. Fannie Mae’s approval of MIC has been expanded to include additional jurisdictions and is subject to certain conditions and limitations as discussed below.

Item 1.01. Entry into a Material Definitive Agreement.

Settlement Agreement with Freddie Mac

On December 1, 2012, an Agreement of Settlement, Compromise and Release (the “Settlement Agreement”) between MGIC, Freddie Mac and the FHFA will become effective. The Settlement Agreement settles a dispute among these parties regarding certain pool insurance policies issued by MGIC (the “Disputed Policies”).

MGIC is a wholly-owned subsidiary of MGIC Investment Corporation (“Investment”). The FHFA is the conservator of Freddie Mac and Federal National Mortgage Association (“Fannie Mae”). Substantially all of the insurance written by MGIC in recent years has been for loans sold to Freddie Mac and Fannie Mae.

Under the Settlement Agreement, MGIC is to pay Freddie Mac a total of $267.5 million in satisfaction of all obligations under the Disputed Policies. Of the total, $100 million is to be paid by December 11, 2012 and the remaining $167.5 million is to be paid in 48 equal installments beginning on January 2, 2013.

By December 16, 2012, the parties will cooperate to file motions to dismiss, without prejudice, the litigation among them regarding the Disputed Policies.

If MGIC fails to make payments as required by the Settlement Agreement, or if payments or obligations to make payments are set aside, voided or otherwise rendered unenforceable (a “Default”), then Freddie Mac may elect to: (a) to collect an additional settlement payment of $57.5 million (for a Default occurring on or after December 1, 2015), $82.5 million (for a Default occurring on or after December 1, 2014, but before December 1, 2015) or $132.5 million (for a Default occurring before December 1, 2014), in addition to the remainder of the $267.5 million that it has not received or retained due to the Default, (b) to keep all payments previously retained and reinitiate litigation regarding the Disputed Policies, seeking damages of $540 million less the amounts previously retained, or (c) seek specific performance of the Settlement Agreement.

MGIC has also agreed to indemnify Freddie Mac and FHFA from any claims made against either of them by MGIC and certain associated parties of MGIC (including regulators and creditors) that are premised upon the performance of the Settlement Agreement.

Item 8.01. Other Events.

Order Issued by OCI

On November 29, 2012, the OCI issued an order, effective until December 31, 2013, establishing a procedure for MIC to pay a dividend to MGIC if either of the following two events occurs: (1) an OCI examination determines that there is a reasonable probability that MGIC will be unable to honor its policy obligations at any time during the five years after the examination, or (2) MGIC fails to honor its policy obligations that it in good faith believes are valid. If one of these events occurs, the OCI is to conduct a review (to be completed within 60 days after the triggering event) to determine the maximum single dividend MIC could prudently pay to MGIC for the benefit of MGIC’s policyholders, taking account of the interests of MIC’s policyholders and the general public and certain standards for dividends imposed by Wisconsin law. Upon the completion of the review, the OCI will authorize, and MIC will pay, such a dividend within 30 days.

Modification of Freddie Mac Approval of MIC

MGIC and MIC received a November 30, 2012 letter from Freddie Mac, whereby Freddie Mac modified its approval of MIC as a limited mortgage insurer for loans sold to Freddie Mac. This approval of MIC expires at midnight on December 31, 2013, or earlier if a financial examination by the OCI determines that there is a reasonable probability that MGIC will be unable to honor claim obligations at any time in the five years after the examination, or if MGIC fails to honor claim payments. The approval of MIC includes the following terms and conditions:

1.	MIC may write business only in those jurisdictions (other than Wisconsin) where either (a) MGIC is unable to write business because it does not meet the minimum capital requirements of such jurisdiction and does not obtain a waiver or modification of the requirements, or (b) MGIC received notice that it may not write business because of that jurisdiction’s view of MGIC’s financial condition.

2.	MGIC must continue to be able to write business in Wisconsin.

3.	Investment (which may include certain affiliates) must transfer $100 million to MGIC on or before December 3, 2012.

4.	MGIC must sign the Settlement Agreement on or before December 3, 2012 and make the payments required by the Settlement Agreement on a timely basis.

5.	OCI’s November 2012 Order must be issued by OCI and executed by MGIC and MIC on or before December 3, 2012.

6.	OCI’s Order issued January 23, 2012 (the “January 2012 Order”), must remain in effect without modification and Investment, MGIC and MIC must maintain compliance with all terms and conditions of the January 2012 Order.

7.	MGIC and MIC must provide certain notifications and documents to Freddie Mac within specified periods of time.

8.	MGIC must take all actions necessary to comply with all conditions imposed by a jurisdiction (including Wisconsin) that are required to (a) obtain and to maintain a waiver of applicable regulatory capital requirements, or (b) obtain a reversal, waiver or deferral of a decision to prohibit MGIC from writing new business by a jurisdiction without minimum regulatory capital requirements.

9.	MIC must remain a wholly-owned, direct subsidiary of MGIC.

10.	MIC must provide MGIC access to the capital of MIC in an amount necessary for MGIC to maintain sufficient liquidity to satisfy its obligations under policies issued by MGIC. MGIC must demand funding from MIC at least 60 days prior to the date such funding is required. MIC must satisfy MGIC’s funding request within 15 days. MGIC and MIC may not make a request, nor may a request be made on MGIC’s or MIC’s behalf by any other party, for assignment of any policies to a segregated account whether by order of a court or the OCI.

11.	While MIC is writing new business under the Freddie Mac approval, MIC may not exceed a risk-to-capital ratio of 18:1. MGIC may not contribute capital to MIC in excess of the capital contributed as of February 2012, unless the additional contribution is specifically approved by Freddie Mac in writing. No request may be made to contribute capital to MIC in an amount that would exceed the amount sufficient to meet applicable regulatory requirements and/or maintain a risk-to-capital ratio no higher than 18:1.

12.	Neither MGIC nor MIC may declare, pay or otherwise make any provision for the payment of any dividend, return of capital, capital distribution, or any other such arrangement, without Freddie Mac’s specific written approval.

13.	Expenses paid by MIC to MGIC may not exceed the expenses incurred by MGIC for management and administrative services performed by MGIC for MIC and allocated to MIC in accordance with established statutory accounting standards and procedures for determining an allocation between affiliated entities. The expense ratio of MIC cannot exceed 20% in any calendar year.

14.	If permitted by a jurisdiction, MGIC must (i) subsume all risk written by, and the related premium payable to, MIC in any jurisdiction that waives its minimum capital requirement for MGIC or reverses a decision to prohibit MGIC from writing new business, and MGIC must repatriate the capital supporting that risk or (ii) enter into a 100% quota share reinsurance transaction with MIC by the end of the quarter following the quarter in which MGIC again became eligible to write business in the jurisdiction.

15.	If permitted by a jurisdiction, once MGIC has maintained the applicable minimum capital requirements in a jurisdiction for three consecutive quarters, or obtains a reversal of a decision to prohibit MGIC from writing new business because MGIC’s financial condition over three consecutive quarters is such that the jurisdiction no longer considers MGIC’s financial condition to be of concern, all risk of MIC written in such jurisdiction must be subsumed by and capital supporting that risk repatriated to MGIC by the end of the following quarter, or MGIC must enter into a 100% quota share reinsurance transaction with MIC by the end of the quarter following such third quarter.

16.	No new reinsurance agreements among affiliates may be entered into and no amendments, modifications or changes to existing reinsurance agreements among affiliates will be made by MGIC or MIC prior to the expiration of the approval of MIC as a limited insurer.

17.	In the event that either MGIC or MIC becomes subject to an adverse action by Freddie Mac, both MGIC and MIC will be subject to the same adverse action, in Freddie Mac’s discretion.

18.	Except as provided in the Freddie Mac approval or as otherwise approved by Freddie Mac, both MGIC and MIC must comply with Freddie Mac’s Private Mortgage Insurer Eligibility Requirements, as amended from time to time in Freddie Mac’s sole discretion.

19.	Freddie Mac may modify the terms and conditions of its approval at any time without notice and may withdraw its approval of MIC as a limited insurer at any time in its sole discretion.

The foregoing description of Freddie Mac’s November 30, 2012 letter is intended only as a summary and is qualified completely by the text of the actual letter, which is filed as Exhibit 99.2.

Capital Transferred to MGIC

In satisfaction of a condition to the approval by Freddie Mac of MIC as a limited insurer, on December 3, 2012, Investment will transfer $100 million to MGIC.

Expansion of Fannie Mae Approval of MIC

On November 30, 2012, Investment, MGIC, MIC and Fannie Mae entered into a letter agreement (the “Fannie Mae Expansion”), whereby Fannie Mae agreed to expand its approval of MIC as an eligible mortgage insurer for loans sold to Fannie Mae to additional jurisdictions.

The Fannie Mae Expansion expires December 31, 2013 and includes the following terms and conditions:

1.	The additional jurisdictions in which MIC may write new business are those that do not have minimum regulatory capital requirements but that have notified MGIC that, due to its financial condition, it may no longer write new business in that jurisdiction (each, an “Additional Jurisdiction”).

2.	MIC will be an eligible mortgage insurer in an Additional Jurisdiction for 60 days after MGIC may no longer write new business in that jurisdiction. Fannie Mae may, in its discretion, extend such conditional approval to no later than December 31, 2013.

3.	MIC may only insure (i) loans that meet Fannie Mae, Freddie Mac, or Federal Home Loan Bank (“GSE”) guidelines, (ii) Housing Finance Authority loans and (iii) jumbo loans that meet GSE guidelines other than those relating to loan amount.

4.	Fannie Mae’s conditional approval of MIC will be automatically revoked with regard to any Additional Jurisdiction 60 days after MGIC is permitted to resume writing new business in such jurisdiction.

5.	MGIC must continue to be able to write business in Wisconsin in order for MIC to be eligible in any jurisdiction, including the Additional Jurisdictions.

6.	Fannie Mae’s conditional approval of MIC remains subject to the terms and conditions contained in the letter agreements between Investment, MGIC, MIC and Fannie Mae dated October 14, 2009 and January 19, 2012 (both are included in Exhibit 99.3 to our Current Report on Form 8-K filed January 24, 2012) and Fannie Mae’s Qualified Mortgage Insurer Approval Requirements.

The foregoing description of the Fannie Mae Expansion is intended only as a summary and is qualified completely by the text of the actual letter, which is filed as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

(99.1)	Order of the Office of the Commissioner of Insurance for the State of Wisconsin dated November 29, 2012

(99.2)	Letter dated November 30, 2012, by Federal Home Loan Mortgage Corporation to MGIC Indemnity Corporation and Mortgage Guaranty Insurance Corporation

(99.3)	Letter Agreement dated as of November 30, 2012, by and between MGIC Investment Corporation, Mortgage Guaranty Insurance Corporation and MGIC Indemnity Corporation and Federal National Mortgage Association

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: November 30, 2012	By: /s/ Jeffrey H. Lane

Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Order of the Office of the Commissioner of Insurance for the State of Wisconsin dated November 29, 2012
99.2	Letter dated November 30, 2012, by Federal Home Loan Mortgage Corporation to MGIC Indemnity Corporation and Mortgage Guaranty Insurance Corporation
99.3	Letter Agreement dated as of November 30, 2012, by and between MGIC Investment Corporation, Mortgage Guaranty Insurance Corporation and MGIC Indemnity Corporation and Federal National Mortgage Association